EX 99.28(d)(234)

Amendment
to
Investment Sub-Advisory Agreement
between
Jackson National Asset Management, LLC
and
Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 18, 2004, as amended (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to JNL Series Trust (“Trust”).

Whereas, the parties wish to amend the Agreement in order to add the JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund, pursuant to the appointment of the Sub-Adviser to provide certain sub-investment advisory services to this new fund of the Trust.

Whereas, in order to reflect this fund addition, Schedule A and Schedule B to the Agreement must be amended.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2012, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2012, attached hereto.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 23, 2011, effective as of April 30, 2012.

Jackson National Asset Management, LLC	Mellon Capital Management Corporation
By: /s/ Mark D. Nerud	By: /s/ Janet Lee
Name: Mark D. Nerud	Name: Janet Lee
Title: President and CEO	Title: Director

Schedule A
April 30, 2012
(Funds)

JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Management Emerging Markets Index Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management Global Alpha Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/T. Rowe Price Mid-Cap Growth Fund

A-1

Schedule B
April 30, 2012
(Compensation)

JNL/Mellon Capital Management Bond Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Emerging Markets Index Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management European 30 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Global Alpha Fund
Average Daily Net Assets	Annual Rate

$0 to $200 million	0.60%
$200 to $400 million	0.55%
$400 to $600 million	0.50%
$600 to $800 million	0.45%
$800 to $900 million	0.40%
Over $900 million	0.35%

JNL/Mellon Capital Management International Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%
JNL/Mellon Capital Management S&P 500 Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Small Cap Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.